EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2007 relating to the financial statements and financial statement schedule, which appears in TravelCenters of America LLC’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

April 27, 2009